                                            Registration Statement No. _________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
            Registration Statement Under the Securities Act of 1933

                           --------------------------

                               TRIDEX CORPORATION
               (Exact name of issuer as specified in its charter)

      Connecticut                                       06-0682273
(State or other jurisdic-                          (I.R.S. Employer
 tion of incorporation)                            Identification No.)

                                  61 Wilton Road
                          Westport, Connecticut 06880
                                 (203) 226-1144

                           --------------------------

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                1998 Non-Executive Long Term Incentive Plan
                         (Full title of the Plan)

                               Daniel A. Bergeron
                               Tridex Corporation
                                 61 Wilton Road
                               Westport, CT 06880
                                 (203) 226-1144
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)

                                    Copy to:

                           Michael S. McSherry, Esq.
                            Hinckley, Allen & Snyder
                                28 State Street
                        Boston, Massachusetts 02109-1775
                                 (617) 345-9000

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

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                            Exhibit Index on Page 10

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                        CALCULATION OF REGISTRATION FEE

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


Title of
Each Class of     Proposed      Proposed
Securities        Amount        Maximum         Maximum          Amount of
to be             to be         Offering Price  Aggregate        Registration
Registered        Registered    Per Share(*)    Offering Price   Fee
----------        ----------    ------------    --------------   ------------
Common Stock      600,000       $7.59375        $4,556,250       $1,344.09
(no par value)



(*) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported by NASDAQ on May 7, 1998. Of the 600,000 shares issuable under the 1998 Non-Executive Long Term Incentive Plan, some or all of the shares may be subject to options granted with an exercise price that is to be determined by a Committee of the Board of Directors but that shall in no event be less than the fair mar ket value of such shares on the date of grant; some or all of the shares may be issued as restricted stock which may be purchased for a price which is equal to, greater than or less than such shares' par value, and may be zero, as determined by the Committee; and some or all of the shares may be subject to stock purchase rights, which may be purchased at a price to be determined by the Committee.

                                    PART II

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 3.        Incorporation of Certain Documents by Reference.

        The following documents heretofore filed by Tridex Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

     (a) The Registrant's latest annual report on Form10-K or, if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

     (b) All other reports filed by the Registrant pursuant to Sections13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which de-registers all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Regist ration Statement.

Item 4.        Description of Securities.

        Not applicable.

Item 5.        Interests of Named Experts and Counsel.

        Not applicable.

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Item 6.        Indemnification of Directors and Officers.

        In general, Connecticut law provides that a corporation shall indemnify any director who is wholly successful in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred in connection with such proceeding. In addition, the corporation shall indemnify any individual who is a party to a proceeding because he is a director against liability incurred in such proceeding if (1)
(A) he conducted himself in good faith, (B) he r easonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, he had no reasonable cause to believe that his behavior was unlawful, or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of in corporation.

        Connecticut law limits the general indemnification described above in certain cases. The corporation shall not indemnify any director in connection with a proceeding: (1) by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct whereby the corporation may choose to indemnify him as provided above; or (2) with respect to conduct for which he was adjudged liable on the basis t hat he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

        Connecticut law governing indemnification permits the corporation to indemnify any officer of the corporation to the same extent as a director, and any officer who is not also a director is entitled to mandatory indemnification to the extent provided to a director.

        The provisions of the Company's by-laws governing indemnification of officers and directors are consistent with the above described provisions of Connecticut law. The Company also maintains a directors and officers liability insurance policy covering all of its directors and officers.

        Other than as set forth above, the Company has made no provision for the indemnification of persons controlling the Company. The directors, officers and persons controlling the Company are not specifically indemnified by the Company against liability arising under the Securities Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.        Exemption from Registration Claimed.

        Not applicable.

Item 8.        Exhibits.

        A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.        Undertakings.

(a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof);

               (iii) To include any material information with respect to the plan of distribution not previously disclosed or any material change to such information;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered t herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westport, State of Connecticut, on the 13th day of May, 1998.

                                         TRIDEX CORPORATION


                                         By: /s/ Seth M. Lukash
                                            -----------------------
                                            Seth M. Lukash,
                                            Chairman of the Board,
                                            Chief Executive Officer


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Seth M. Lukash and Daniel A. Bergeron each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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   Signature                   Title                       Date
   ---------                   -----                       -----

/s/ Seth M. Lukash       Chairman of the Board,        May 13, 1998
-------------------      President, Chief
Seth M. Lukash           Executive Officer,
                         Chief Operating Officer
                         and Director


/s/ Paul J. Dunphy       Director                      May 13, 1998
-------------------
Paul J. Dunphy


/s/ George T. Crandall   Vice President,               May 13, 1998
-------------------      Treasurer, Controller
George T. Crandall      (Principal Accounting
                         Officer)


/s/ Daniel A. Bergeron   Vice President, Chief         May 13, 1998
-------------------      Financial Officer
Daniel A. Bergeron


/s/ Dennis J. Lewis      Director                      May 13, 1998
-------------------
Dennis J. Lewis


/s/ Graham Y. Tanaka     Director                      May 13, 1998
-------------------
Graham Y. Tanaka


/s/ Thomas R. Schwarz    Director                      May 13, 1998
-------------------
Thomas R. Schwartz



                         EXHIBIT INDEX

                                                       SEQUENTIALLY
EXHIBIT                                                NUMBERED
NUMBER          EXHIBIT                                PAGE
------          -------                                ----
4.1             By-laws of the Registrant, as
                amended (filed as Exhibit3.5
                to the Registrant's Annual
                Report on Form 10-K dated
                March 26, 1996, and by this
                reference incorporated herein)         N/A

4.2             1998 Non-Executive
                Long Term Incentive Plan               11

5               Opinion of Hinckley, Allen &
                Snyder                                 27

23.1            Consent of Price Waterhouse LLP        29

23.2            Consent of Hinckley, Allen &
                Snyder (contained in their
                opinion filed as Exhibit 5)            N/A

24              Powers of Attorney
                (included in the signature page
                of this Registration Statement)



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